                                                                  EXHIBIT 10(oo)

                            MASTER LEASE AGREEMENT

     THIS MASTER LEASE AGREEMENT (this "Lease") is between HELLER FINANCIAL LEASING, INC. ("Lessor"), a Delaware corporation with an office address at 500 West Monroe Street, Chicago, Illinois 60661, and TUBOSCOPE VETCO INTERNATIONAL INC. ("Lessee"), a Texas corporation, with its address and principal place of business at 2835 Holmes Road, Houston, Texas 77001, which parties hereby agree as follows:

     1.   LEASING AND DISCLAIMER:

          (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee and Lessee agrees to hire from Lessor the buildings, land improvements, equipment, machinery and fixtures (collectively, the "Equipment"; a unit or part thereof being sometimes hereinafter referred to as an "Item") described in any Lease Schedule hereto, now or hereafter executed by the parties (each, a "Schedule") and located on approximately 94 acres of developed property in Harris County, Texas, commonly known as the Sheldon Industrial Facility at 10222 Sheldon Road, Houston Texas (the "Sheldon Industrial Facility"). Nothing contained herein shall obligate either party to execute any Schedule subsequent to the date hereof. Any modifications to this Lease contained in any Schedule shall be controlling, but only with respect to the Equipment described in such Schedule. Until and unless a Schedule is sold, assigned or otherwise transferred by Lessor, or Lessor and Lessee expressly agree otherwise in writing, this Lease, all Riders hereto, now or hereafter executed by the parties (each, a "Rider"), and all Schedules shall constitute one lease, and references to this Lease shall include all such Riders and Schedules. In the event that a
Schedule is sold, assigned or otherwise transferred by Lessor, such Schedule shall be deemed to be a separate lease, which shall include and incorporate each term and condition in this Lease and all Riders hereto.

          (b) LESSOR IS NEITHER THE MANUFACTURER NOR SELLER OF THE EQUIPMENT,
              ---------------------------------------------------------------
AND MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH
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RESPECT TO THE EQUIPMENT, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED.  LESSEE
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UNDERSTANDS AND AGREES THAT NO WARRANTY IS TO BE IMPLIED WITH RESPECT TO THE
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CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, THE FITNESS OF THE EQUIPMENT
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FOR A PARTICULAR PURPOSE, THE ACCURACY OF THE DESCRIPTION OF THE EQUIPMENT, OR
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WITH RESPECT TO INFRINGEMENT, INTERFERENCE OR THE LIKE.  LESSOR SHALL NOT BE
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LIABLE IF, FOR WHATEVER REASON, THE EQUIPMENT IS NOT DELIVERED TO LESSEE.
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     2.   TERM, RENT AND PAYMENT:

          (a) The term (the "Term") of this Lease for each Item shall commence on the date (the "Acceptance Date") Lessee executes a Delivery and Acceptance Certificate (an "Acceptance Certificate") therefor and, unless sooner terminated pursuant to Section 8 or 16, shall continue for the period specified as the "Term" in the applicable Schedule. If any Term shall be extended, or this Lease is renewed pursuant to a renewal option, the word "Term" shall include all such extensions and renewals, and all provisions of this Lease shall apply during all extension and renewal periods, except as may be otherwise specifically provided in a subsequent written agreement.

          (b) Lessee agrees to pay to Lessor's order basic rent ("Basic Rent") for each Item in the amount therefor set forth in the applicable Schedule. The first Basic Rent payment shall be due on the day of the month specified in such Schedule. (If the applicable Schedule specifies that Rent (as defined below) is to be paid in advance, such date shall be the "Commencement Date." If the applicable Schedule specifies that Rent is to be paid in arrears, the "Commencement Date" shall be the first day of the first calendar month immediately following the Acceptance Date".) Subsequent Basic Rent payments shall be made monthly on the same day of each month thereafter. If the applicable Schedule specifies that Rent is to be paid in advance, then on the Acceptance Date, Lessee shall pay to Lessor as interim rent for each Item the amount specified therefor in the Schedule. If the applicable Schedule specifies that Rent is to be paid in arrears, then on the Commencement Date for that Schedule, Lessee shall pay to Lessor as interim rent for each Item the amount specified therefor in the Schedule. Such interim rent (in either case, "Interim Rent") shall cover the period from the Acceptance Date through the day immediately
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                                                                  EXHIBIT 10(oo)


preceding the Commencement Date. Any payment due on a day which is not a business day shall be made on the following business day.

          (c) Basic Rent, Interim Rent and all other amounts payable to Lessor under any provision of this Lease (collectively, "Rent") shall, unless Lessor otherwise directs, be paid to Lessor at its office address set forth above and shall be deemed received upon receipt of wire transfer of funds or when good funds are received by Lessor. Lessee agrees to pay Lessor on demand a late charge on all Rent not paid within 10 days of the date due hereunder equal to the lesser of: (i) 4% of the amount not timely paid or (ii) the maximum rate permitted by applicable law.

     3. QUIET ENJOYMENT: So long as no Event of Default (as defined below) exists, Lessor will not interfere with Lessee's quiet enjoyment and use of the Equipment during the initial Term or any extended or renewal Term.

     4. NET LEASE; NO SET-OFF: This Lease is a net lease and Lessee shall not be entitled to any abatement or reduction of, or set-off against, any Rent by reason of any (a) past, present or future claim against Lessor or any successor or assignee of Lessor or any supplier of any Item or any other person, (b) defect in or damage to, or loss, prohibition, restriction on use or destruction of, any Item (except as expressly provided in Section 8) from whatever cause, or
(c) other cause whatsoever, whether similar or dissimilar to the foregoing, it being the intention of the parties that all Rent shall continue to be payable in all events in the specified manner and at the specified times and that Lessees obligation to pay Rent shall be absolute and unconditional unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

     5.   USE, LOCATION AND POSSESSION; LIENS:

          (a) Lessee shall use each Item in a careful and proper manner and for the use contemplated by the manufacturer thereof and in compliance with all applicable laws, rules, and regulations and the provisions of the insurance required to be maintained hereunder and the terms of any manufacturers warranty. Each Item will at all times be kept at the location specified in the applicable Schedule unless the Lessor has given prior written consent to a change in location. Lessee shall at all times keep each Item in its possession and control.

          (b) Lessee shall keep each Item free and clear of all, and shall not create, incur, assume or suffer to exist any, claims, liens, pledges, rights of others or other encumbrances (collectively "Liens"), other than those arising by, through or under Lessor ("Lessor Liens").

          (c) Lessor shall have the right, but not the obligation, at all reasonable times to enter upon the premises where the Equipment is located or used to inspect the Equipment. Such inspections shall be for, among other things, determining whether Lessee is complying with its obligations hereunder. Neither Lessee nor any third party may rely upon any such inspections by Lessor and Lessor shall not be obligated to inform Lessee or any third party of the result of any such inspection. Any inspection that is not followed by a notice of an Event of Default shall not constitute a waiver of any Event of Default then existing and Lessor's failure to inspect the Equipment or to discover any information regarding the Equipment shall not constitute a waiver of any of Lessor's rights hereunder.

     6.   MAINTENANCE AND SERVICE; IMPROVEMENTS:

          (a) Lessee shall, at its expense, at all times maintain, service and repair each Item as would a prudent owner of such Item, and in any event so as to keep each Item in good operating condition, ordinary wear and tear excepted, in compliance with all applicable laws, rules, regulations, and manufacturer's recommended basic warranty, extended warranty and/or maintenance programs, and, as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each Item. To the extent that Lessee's maintenance, repair or servicing standards exceed the foregoing, then Lessee shall keep each Item in at least as good condition as other

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                                                                  EXHIBIT 10(oo)


comparable equipment owned or used by Lessee. In addition, Lessee shall, at its expense, comply with all maintenance requirements set forth by Lessor in any Maintenance Rider now or hereafter executed by the parties. Lessee shall, if at any time requested to do so by Lessor, affix in a prominent position on each Item plates, tags or other identifying labels showing ownership thereof by Lessor.

          (b) Any alterations or modifications with respect to any Item that may at any time during the Term be required to comply with any applicable law or any governmental or other rule or regulation shall be made by Lessee at its expense, and shall thereupon become the property of Lessor.

          (c) Unless required pursuant to Subsection (b), Lessee will not, without Lessor's prior consent, affix or install any accessory, equipment, or device on, or modify, any Item if such addition or modification will impair the original function or use thereof or cannot be readily removed without causing damage to such Item. Further, Lessee will not, without Lessor's prior written consent, affix or install any Item to or in any other personal property, or to or in any real property so that such Item shall constitute a fixture. Upon Lessor's request, Lessee shall obtain and deliver to Lessor disclaimers or waivers from all owners and/or mortgagees of real estate in which the Item is located in form and content acceptable to Lessor.

     7. NO AGENCY: Lessee acknowledges that it alone has selected the Equipment and the supplier(s) thereof; that it has reviewed and approved any written supply contract or purchase order covering the Equipment purchased from the supplier, or has been advised by the Lessor in writing of the identity of the supplier; that it may have rights under such supply contract or purchase order; and that it may contact the supplier for a description of any such rights and/or supplier's warranty. Nothing herein contained shall be construed to deprive Lessee of whatever rights Lessee may have against parties other than Lessor or Lessor's assignee, such as the supplier and the manufacturer of any Item, and Lessee agrees to look solely to such third parties with respect to any and all claims concerning the Equipment. So long as Lessee is not in breach or default of this Lease, Lessee may pursue such claims for the mutual benefit of Lessor and Lessee in accordance with their interests in the Equipment. Lessor shall not be liable for any consequential damages hereunder or with respect to any Item. The supplier is not the agent of Lessor and no employee of the supplier is authorized to waive, supplement or otherwise alter any provision of this Lease. Lessee and Lessor hereby agree that they intend this Lease to be a "Finance Lease" as defined by Article 2A of the Uniform Commercial Code (the "UCC"). Lessee acknowledges that Lessee has reviewed and approved any written "Supply Contract" covering the Equipment from any "Supplier" (as those terms are defined in Article 2A of the UCC).

     8. RISK OF DAMAGE AND LOSS: Lessee assumes and shall be solely responsible for the entire risk of any Item being lost, destroyed, damaged, stolen, confiscated or condemned, from whatever source, until the date such Item is returned and accepted by Lessor (the "Return Date") in accordance with
Section 11. In the event of damage to any Item, Lessee, at its expense, shall promptly repair the same, restoring it to the condition required to be maintained hereunder. If any Item is lost, destroyed, stolen, damaged in such a way that it is not commercially reasonable to repair it (or such repairs are not completed within 60 days of the damage or by the end of the Term with respect thereto, whichever is shorter), confiscated or condemned (each, an "Event of Loss"), then Lessee shall pay to Lessor the Stipulated Loss Value (as defined below) of such Item and all other Rent owing with respect to such Item, which such payment shall be due on the first to occur of (x) the end of the Term with respect thereto or (y) the sooner of (i) 60 days after such Event of Loss or
(ii) the second Basic Rent payment date following such Event of Loss. Lessor and Lessee shall execute a Stipulated Loss Value Rider, which shall be applicable to the Equipment and each Item, and the Stipulated Loss Value for the Equipment and each item (the "Stipulated Loss Value") shall be as set forth therein. In addition Lessee shall pay to Lessor interest on the amount of the Stipulated Loss Value from the Basic Rent payment date immediately preceding the date of the Event of Loss until such Stipulated Loss Value is paid to Lessor at a rate per annum equal to the lesser of three percent (3%) above the prime rate (the "Prime Rate") as published in The Wall Street Journal and in effect on the date of the Event of Loss or the maximum amount permitted by applicable law under the circumstances.

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                                                                  EXHIBIT 10(oo)


          Upon due payment by the Lessee of all such amounts, thisLease shall terminate with respect to such Item and Lessor shall transfer title thereto to Lessee, without representation or warranty other than as to Lessor Liens. So long as no Event of Default exists, any proceeds of insurance required hereunder received by Lessor with respect to any damage or Event of Loss respecting any Equipment shall be paid to Lessee to the extent necessary to reimburse Lessee for costs incurred and paid by Lessee in repairing the same or shall be credited against amounts payable by Lessee with respect to the Equipment involved.

     9. INSURANCE: Lessee at its expense shall at all times through the Return Date (and until the Equipment is accepted by Lessor) (a) keep the Equipment insured against all risks of loss or damage from every cause whatsoever in an amount not less than the greater of fair market value or the Stipulated Loss Value thereof, and (b) obtain liability insurance, including automobile if the Equipment includes motor vehicles, respecting the Equipment covering liability for bodily injury, including death, and property damage, in an amount of at least $1 million per occurrence plus excess coverage in the amount of $14 million or such greater amount as may comply with general industry standards, or such greater amount as Lessee may maintain, or in such other amounts as Lessor may from time to time require.

          Lessor shall be the sole named loss-payee with respect to damage or loss to the Equipment with no provision for co-insurance and shall be named as an additional insured on the liability insurance. All insurance shall be with insurers and in form satisfactory to Lessor; have a deductible not to exceed $100,000 per occurrence, or such other amount as Lessor may from time to time require; shall provide for at least 30 days' prior written notice to Lessor before any cancellation or material modification thereof; shall waive any claim for premium against Lessor; and shall provide that Lessor will be insured regardless of any breach by Lessee of any representation, warranty or covenant in any such policy or any application therefor. Lessee shall deliver to Lessor certificates of insurance and other evidence satisfactory to Lessor evidencing the insurance required hereby, and at Lessor's request Lessee will furnish copies of such policies to Lessor. In the case of renewals, evidence of renewal shall be delivered to Lessor at least 5 days prior to expiration of the current policy.

     10. ACCEPTANCE: By its execution of any Acceptance Certificate, Lessee warrants and agrees that the Equipment covered thereby conforms to the specifications and requirements of Lessee and that, as between Lessee and Lessor, was delivered in good repair and that Lessee has unconditionally accepted it hereunder "AS IS" and "WITH ALL FAULTS" as of the Acceptance Date.

     11. RETURN OF EQUIPMENT: Upon the expiration or earlier termination or cancellation of this Lease with respect to any Items, except in the case of retention by Lessee upon purchase of the Equipment, Lessee shall, at its own cost and expense, promptly return such Items to Lessor to such locations as Lessor may specify, for acceptance by Lessor in the condition required to be maintained hereunder or in the condition specified in any Return Rider now or hereafter executed by the parties. Lessee will pay for any repairs required to place the Equipment in such condition. In the event Lessee shall not surrender up and redeliver any Item to Lessor as herein required or shall not pay promptly upon the expiration or earlier termination of this Lease the purchase price for any Item under any applicable Purchase Option Rider now or hereafter executed by the parties, then Lessee shall pay to Lessor Basic Rent for such Item (at the highest rate payable during the Term) until the Item is duly returned, restored to the proper condition and accepted by Lessor or the purchase price is paid.

     12. GENERAL TAX INDEMNITY: Lessee agrees to pay and does hereby indemnify, on an after-tax basis, Lessor against all sales, use, real and personal property, ad valorem, value added, leasing, stamp or other taxes, levies, imposts, fees, duties, charges or withholdings of any nature, including all license and registration fees, together with any penalties, fines or interest thereon (collectively, "Impositions") arising out of the transactions contemplated by this Lease (including the acquisition of any Item prior to the Acceptance Date) and imposed against Lessor, Lessee, this Lease (including any
Rent) or the Equipment or any Item by the United States or any state or political subdivision thereof or any foreign government or taxing authority, excluding, however, any Impositions based on or measured by the net income of Lessor imposed by the United States or any state or political subdivision thereof. Lessee will notify Lessor of the need to file any reports and returns relating to any Imposition at least 60

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                                                                  EXHIBIT 10(oo)

days before the due date thereof and will remit any amounts payable in connection therewith to Lessor 10 days before payment is due. Lessee shall prepare and file all returns, and pay all Impositions on or before the due date therefor, unless Lessor directs Lessee otherwise and Lessee shall supply Lessor with proof of such payment, together with copies of all such returns filed by Lessee. In the event that Lessor pays any such Impositions, Lessee will on demand reimburse Lessor for the full amount paid by Lessor therefor. Lessee acknowledges that in some jurisdictions Impositions may not be billed, audited, assessed or due until after this Lease has terminated and agrees that in such event Lessee will remain liable for such Impositions notwithstanding such termination. LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING LESSEE'S
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TAX OR ACCOUNTING TREATMENT OF THIS LEASE.
-----------------------------------------

     13.  INCOME TAX INDEMNIFICATION:

          (a) Lessee acknowledges that Lessor is the owner of the Equipment for state law and Federal income tax purposes and that the most accelerated depreciation or cost recovery deductions on the full amount of the Equipment cost will be available to Lessor. Lessee acknowledges that Lessor intends to claim and take the depreciation deductions ("Depreciation Deductions") with respect to the Equipment in accordance with Section 168 of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) Lessee represents, covenants and acknowledges as follows:

          (i) Lessor will not be required to include any amount in its income in connection with any Item for any taxable year or part thereof during the Term respecting such Item other than (1) Interim Rent and Basic Rent, as such Rent accrues in accordance with the terms hereof, (2) any amount constituting gain recognized with respect to or by reason of the sale or other disposition of such Item upon the termination of this Lease with respect thereto, (3) any amount payable to Lessor to the extent such amount is required to be determined by reference to the income tax effect to Lessor of the receipt thereof, (4) any amount specifically identified as interest, and (5) any other amount with respect to which Lessor shall be entitled to a contemporaneous and equal offsetting deduction (any amount so includable in Lessor's income other than as contemplated in clauses (1) through (5) above being referred to herein as an "Inclusion"); and

          (ii) Each Item will constitute the Classification of Property specified in the applicable Schedule within the meaning of Section 168(e) of the Code and Lessor will be entitled to Depreciation Deductions with respect to its basis in the Equipment (which basis shall equal 100% of the Equipment Cost for each Item) in accordance with such Classification of Property.

          (c) If any changes occur in the state or Federal tax laws or any taxing authority imposes additional taxes or adjustments to tax returns, or any act or omission of the Lessee or the inaccuracy of any representation or acknowledgment of Lessee herein or in connection with the transactions contemplated hereby:

          (i) Lessor shall lose or lose the right to claim, or be advised or determines that it would be imprudent, improper or inadvisable to claim, or there shall be disallowed or recaptured, all or any portion of the anticipated Depreciation Deductions, or

          (ii) Lessor shall suffer an Inclusion, (any such loss, disallowance, reduction, recapture or Inclusion being hereinafter called a "Tax Loss"), then Lessor shall give prompt notice of the occurrence of any such Tax Loss to Lessee of which Lessor has knowledge and Lessee shall have the right to participate with Lessor in any resulting good faith contest (as long as Lessor has not been required to pay such Tax Loss and so long as such contest does not adversely affect Lessor's rights under this Lease), or in any audit, tax proceeding or suit that could result in Lessee's indemnification of a Tax Loss covered hereby. Within 30 days after written notice to Lessee by Lessor that Lessor has exhausted all reasonable administrative and judicial appeals (which shall be at Lessee's sole cost and expense) and has been required to pay a Tax Loss Lessee shall pay Lessor, as an indemnity

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                                                                  EXHIBIT 10(oo)

payment, a lump sum amount which, after deduction of all Federal, state and local taxes required to be paid by Lessor in respect of the receipt of such payment, shall provide Lessor with not less than the same net after-tax return that Lessor would have realized if such Tax Loss had not occurred, including any interest and penalties payable by Lessor attributable to such Tax Loss. In computing Lessee's liability under this Section, the Federal, state and local taxes payable by Lessor shall be based upon Lessor's actual incremental tax owed for the taxable year in which the Tax Loss occurred, plus any interest and penalties.

          (d) Lessee shall not be liable for indemnification respecting a Tax Loss occurring solely as a result of (i) Lessor being subject to the application of the mid-quarter convention of Section 168(d)(3) of the Code, (ii) Lessor making any election to claim the Depreciation Deductions in a manner less rapid than contemplated by the definition thereof, (iii) Lessor failing to have sufficient taxable income to utilize the Depreciation Deductions, (iv) Lessor being subject to the "alternative minimum tax" of Section 55 of the Code, or (v) A voluntary transfer or other voluntary disposition by the Lessor of any interest in any Equipment or this Lease when no Event of Default exists.

          (e) For the purposes of this Section the term "Lessor" shall include any affiliated group within the meaning of Section 1504 of the Code of which Lessor is a member, if consolidated returns are filed for such affiliated group for Federal tax purposes, and a Tax Loss shall be deemed to have occurred upon the earliest of:

               (i) The happening of any event which may cause such Tax Loss,

               (ii) The payment by Lessor to the taxing authority of the tax increase resulting from such Tax Loss, or

               (iii) The adjustment of the tax return of Lessor to reflect such Tax Loss.

     14. GENERAL INDEMNIFICATION: Lessee hereby agrees to indemnify, save, protect, defend and keep harmless Lessor, and its agents, directors, employees, successors and assigns, from and against any and all losses, damages (including indirect, special or consequential damage), harm, expenses, including reasonable legal fees, penalties, injuries, claims, actions and suits, of whatsoever kind and nature, in contract, tort or otherwise, whether caused by the active or passive negligence of Lessor or otherwise and including Lessor's strict liability in tort, in any way arising out of or in connection with the selection, modification, purchase, acceptance, rejection, ownership, delivery, lease, possession, maintenance, use, condition (including latent or other defects, whether or not discoverable by Lessor or Lessee, and any claim for patent, trademark or copyright infringement), return of, or operation of any Item prior to its Return Date or relating to any default by Lessee or Event of Default.

     15. DEFAULT: Each of the following shall constitute an event of default (an "Event of Default") hereunder:

          (a) Lessee shall fail to make any payments of Rent within ten (10) calendar days after the same shall become due and payable;

          (b) Lessee or any guarantor of all or any part of Lessee's obligations under this Lease (a "Guarantor") shall fail to pay or perform, as and when due (including any applicable grace period), any obligations, reports or covenants to Lessor or any of its affiliates arising under or in connection with this Lease, including, but not limited to, Lessee's obligations, reports and covenants under Sections 5, 6, 8, 9, 18 and 20 hereof or arising under any other document or instrument including, but not limited to, any document or instrument executed in connection with any other presently existing or future loans, leases or other credit arrangements from Lessor or any of its affiliates, including Heller Financial, Inc., in favor of Lessee, or otherwise;

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

                                                                  EXHIBIT 10(oo)

          (c) Lessee or any Guarantor shall make any representation or warranty, respectively, in this Lease or in any certificate or statement furnished at any time hereunder or in connection with this Lease which proves to have be untrue or misleading in any material respect when made or furnished;

          (d) Lessee or any Guarantor or affiliate with total assets of at least $1 million and/or total revenues of at least $3.5 million shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, administration, reorganization, arrangement, readjustment of its debts, or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign, now or hereafter existing; or Lessee or any Guarantor shall enter into any agreement indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; or Lessee or any Guarantor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian administrator, or trustee for all or a substantial part of its property; or Lessee or any Guarantor shall make an assignment for the benefit of creditors; or Lessee or any Guarantor shall be unable or shall fail to pay its debts generally as such debts become due; or Lessee or any Guarantor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due;

          (e) There shall have been filed against Lessee or any Guarantor or affiliate an involuntary petition in bankruptcy or seeking liquidation, administration, reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, or Lessee or any Guarantor or affiliate shall suffer or permit the involuntary appointment of a receiver, custodian, administrator, or trustee for all or a substantial part of its property; or Lessee or any Guarantor or affiliate shall suffer of permit the issuance of a warrant of attachment, diligence, execution or similar process against all or any substantial part of its property; unless, in each other case, such petition, appointment or process is fully bonded against, vacated or dismissed within forty-five (45) days from its effective date, but not later than ten (10) days prior to any proposed disposition of any assets pursuant to any such proceeding;

          (f) The occurrence of any default in the payment or performance of any debt or other obligations (including, but not limited to, capital lease obligations or any corporate guaranty) owed by (i) Lessee to any other person or entity unaffiliated with Lessor with an outstanding principal balance in excess of $1,000,000.00, now or hereafter existing, as the same may be modified, amended, or refinanced from time to time, which entitles such person or entity to accelerate the maturity thereof and any grace or cure period relative thereto granted therein shall have expired without such default being waived or cured (regardless whether such default is waived or whether or not any acceleration occurs as a result thereof), or (ii) Tuboscope Vetco Capital Limited, a company registered in Scotland ("TVCL"), Tuboscope Vetco Capital Corp., a Nevada corporation, or Tuboscope Vetco International Corp. (Corp.), a Delaware corporation, to Heller Financial Inc. in connection with the TVCL Industrial Facility, Badentoy Avenue, Badentoy Industrial Park, Portlethen, by Aberdeen;

          (g) Lessee shall fail to maintain a Total Debt Service Coverage Ratio (hereafter defined), measured on a trailing twelve (12) month basis as of the end of each fiscal quarter, commencing December 31, 1995, of at least 1.20 to 1. For the purpose of this subsection (g), "Total Debt Service Coverage Ratio" means EBITDA divided by Total Debt Service. "EBITDA" means Lessee's consolidated net income plus interest expense, income taxes, depreciation, amortization (including amortization of capitalized merger and acquisition expenses) and other non-cash expenses, less interest income, all for the
                                       ----
quarterly period being tested. "Total Debt Service" means Lessee's consolidated total interest expense less any non-cash interest expense or amortization of deferred debt issuance cost (without duplication) plus required amortization of Long Term Debt plus cash taxes paid, all for the quarterly period being tested. "Long Term Debt" means Lessee's consolidated long term debt, including capitalized leases and off balance sheet leases, the current portion of long term debt, and the current portion of capital lease obligations;

          (h) In the event of a change of the existing ownership (as of the Commencement Date) representing at least twenty percent (20%) of the outstanding common stock of Lessee's parent, Tuboscope Vetco

                                                                  EXHIBIT 10(oo)

International Corp. (Corp.), a Delaware corporation, and the surviving entity
                                                     ---
after the change of ownership offers a debt rating of less than B+, as determined by industry standards; or

          (i) There is a material adverse change in Lessee's or any Guarantor's financial condition since the first Acceptance Date.

     16. REMEDIES: (a) Upon the occurrence of any Event of Default then, to the extent permitted by applicable law, Lessor shall have the right to exercise any one or more of the following remedies:

          (i) To proceed by appropriate court action to enforce performance by Lessee of its obligations hereunder or to recover damages for breach thereof;

          (ii) To take possession of any Item, wherever located, with ten (10) days written notice, legal process, prior judicial hearing, or liability for trespass or other damage (WHICH RIGHTS LESSEE HEREBY VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY WAIVES) and thereafter hold, sell, operate or lease such Item free of claims of Lessee, except as set forth below;

          (iii) By notice to Lessee, to terminate this Lease and declare all Rent then owing to Lessor hereunder immediately due and payable (whereupon Lessee shall promptly pay the same);

          (iv) Except for an Event of Default under Section 15(h), to demand immediate payment of the Stipulated Loss Value of The Equipment as liquidated damages for the remaining term (whereupon Lessee shall promptly pay the same); and

               (v) To pursue any other remedy available to Lessor at law or inequity.

          (b) Lessor and Lessee agree that an amount equal to the Stipulated Loss Value of the Equipment represents a reasonable return for the use of the Equipment and for the depreciation thereof, and shall be the basis for liquidated damages for the remaining term for which the Lessee shall be liable to the Lessor upon default. Any amounts realized by Lessor on account of the Equipment subsequent to Lessor's taking possession thereof pursuant to Section 16(a)(ii) shall, after reimbursement to Lessor of all its expenses incurred in connection therewith, including legal fees, (and a reasonable allocation of the compensation, costs and expenses of internal counsel, based upon time spent), be credited to amounts of Stipulated Loss Value and all other Rent owing by Lessee hereunder or, if such Stipulated Loss Value and all other Rent has been paid, be paid to Lessee.

          (c) If Lessor elects not to sell, re-lease, or otherwise dispose of all or any part of the Equipment, and holds such Equipment for Lessee for the remaining Term, Lessor may recover, in addition to all Rent accrued and unpaid as of the date of Lessor's recovery of possession of the Equipment, the present value, as of such date, of the Rent for the remainder of the Term respecting such Equipment (which Term shall include, for this purpose, to the extent applicable, any agreed upon renewals which would, in the absence of an Event of Default, automatically extend the Term upon the Lessee's failure to exercise any option to purchase contained in any addenda or Rider hereto). Present value shall be computed using a discount rate equal to the Prime Rate in effect on the Acceptance Date.

          (d) If Lessor sells, leases, or otherwise disposes of all or any part of the Equipment, Lessor may recover from Lessee, in addition to any Rent accrued and unpaid as of the date of Lessor's recovery of possession of the Equipment; the present value computed by using a discount rate equal to the Prime Rate in effect on the Acceptance Date, of the difference between (i) the Rent for the remainder of the Term respecting such Equipment (which Term shall include, for this purpose, to the extent applicable, any agreed upon renewals which would, in the absence of an Event of Default, automatically extend the Term upon the Lessee's failure to exercise any option to purchase contained in any addenda or Rider hereto) and (ii) except in the case of a substantially similar

                                                                  EXHIBIT 10(oo)

lease, the market rent determined by Lessor in its sole discretion, or (iii) in the case of a lease of Equipment which is substantially similar to this Lease, the total rent for the lease term of such substantially similar lease.

          (e) Time of performance of Lessee's obligations hereunder is of the essence. All remedies of Lessor hereunder are cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy to the exclusion of any other remedy or to preclude the exercise of any other remedy at any other time. However, Lessor is entitled to only one satisfaction. Failure on the part of Lessor to exercise, or delay in exercising, any right or remedy hereunder or Lessor's failure at any time to require performance by Lessee of any of the provisions hereof shall not operate as a waiver thereof; nor shall any single or partial exercise by Lessor of any right or remedy hereunder preclude any other further exercise thereof or the exercise of any other right or remedy. Lessee shall be liable for all expenses incurred by Lessor in exercising the remedies provided hereunder, including, but not limited to, court costs and reasonable attorney's fees. Lessee shall pay to Lessor interest on any overdue payments under Section 13 or amounts due under this
Section 16 after demand therefor and until paid at a rate per annum equal to the lesser of five percent above the Prime Rate then in effect or the maximum amount permitted to be charged by Lessor by applicable law.

     17. ASSIGNMENT. (a) Lessor may sell, assign or otherwise transfer all or any part of its right, title and interest in and to the Equipment and/or this Lease or in any Schedule executed in connection herewith, to (i) the parent or any affiliate of Lessor, or (ii) a third-party financial institution that is located in either North America, Europe, the Far Fast, or Australia and which has total assets of at least $500,000,000, subject to the terms and conditions of this Lease including, but not limited to, the right to the quiet enjoyment by Lessee as set forth in Section 3 above. Any such assignee may assume all of the rights and obligations of Lessor in connection with the Equipment or any Schedules sold, assigned or otherwise transferred, in which case Lessor shall be relieved therefrom. To the extent of any such assumption of obligations, all references to Lessor herein shall thereafter mean such assignee.

          (b) Lessor may also pledge, mortgage or grant a security interest in the Equipment and assign this Lease as collateral. Each such pledgee, mortgagee, lien holder or assignee shall be to a person or entity as set forth above in Section 17(a) and shall have any and all rights as may be assigned by Lessor but none of the obligations of Lessor hereunder. Any pledge, mortgage or grant of security interest in the Equipment or assignment of this Lease shall be subject to the terms and conditions hereof including, but not limited to, the right to the quiet enjoyment of the Equipment by Lessee as set forth in Section 3 above. If Lessor grants a security interest in all or any part of any Schedule, any Equipment covered thereby and/or any sums payable thereunder, only the original of the Schedule held by Lessor shall be effective to transfer Lessor's rights therein.

          (c) Lessee shall not be relieved of any of its obligations hereunder by reason of any such sale, assignment, or other transfer referred to in Subsection (a) above, or any pledge, mortgage, grant of security interest or collateral assignment referred to in Subsection (b) above, all of which such obligations shall remain absolute and unconditional, including, but not limited to, Lessee's Rent obligations as set forth in Section 4 above. Lessee agrees that it will not assert against any purchaser, pledgee, mortgagee, lien holder or assignee (collectively, an "Assignee") any defense, counterclaim or offset that Lessee may have against Lessor and Lessee acknowledges that any such assignment or other transfer by Lessor, or any such pledge, mortgage, grant of security interest or collateral assignment by Lessor, shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee. Upon the written request of Lessor, Lessee shall acknowledge all such obligations to the Assignee, which such acknowledgment shall be in such form and substance as Lessor or any such Assignee may require, consistent with their normal business practices.

          (d) LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY OR
              ------------------------------------------------------------
PLEDGE ANY OF ITS INTEREST IN THE LEASE AGREEMENT OR ANY OF THE EQUIPMENT,
--------------------------------------------------------------------------
WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.  ANY SUCH SALE, TRANSFER,
----------------------------------------------------------------------
ASSIGNMENT,
-----------

                                                                  EXHIBIT 10(oo)


SUBLEASE, CONVEYANCE, OR PLEDGE, WHETHER BY OPERATION OF LAW OR OTHERWISE,
--------------------------------------------------------------------------
WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SHALL BE VOID.
-----------------------------------------------------------

     18.  REPORTS:  (a)  Lessee will immediately notify Lessor of:

               (i) Each Event of Loss or accident involving or allegedly involving any Item;

               (ii) Any Lien (other than a Lessor Lien) which shall have attached to any Item; and

          (iii) The occurrence of any Event of Default or event which, with the lapse of time or giving of notice or both could become an Event of Default.

          (b) Lessee and each Guarantor, if any, shall, as soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter, furnish to Lessor its unaudited financial statements including in each instance, balance sheets, and income statements on a consolidated and consolidating basis, and statements of cash flow, as appropriate, and separate profit and loss statements as of and for the quarterly period then ended and for its fiscal year to date, certified by the chief financial officer of Lessee and prepared in accordance with generally accepted accounting principles, consistently applied, and Lessee and any Guarantor hereunder shall, as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, furnish to Lessor its annual audited financial statements, including balance sheets, income statements and cash flow statements for the fiscal year then ended, on a consolidated and consolidating basis, as appropriate, which have been prepared by its independent accountants. Such audited financial statements shall be accompanied by the independent accountant's opinion, which opinion shall be in form generally recognized as "unqualified".

          (c) Lessee will permit Lessor to inspect and examine the Equipment and any Item and Lessee's records relating thereto and to review Lessee's financial books and records at such times and from time to time as Lessor may wish upon reasonable notice.

          (d) Using the previously submitted environmental assessments from Pilko and Associates ("Pilko") as a benchmark, Lessee shall, (i) annually, on the anniversary of each Commencement Date during the initial Lease Term and any renewal terms, and (ii) unless the Lease is earlier terminated or Lessee has exercised an option to purchase the Equipment pursuant to any Rider, at the expiration of ninety-six (96) months from the date of this Lease or upon the expiration of any renewal term, as applicable, furnish to Lessor an environmental review (each an "Annual Assessment") of the Sheldon-Industrial Facility. Pilko shall complete the reviews addressed to Lessor unless Pilko is no longer involved in completing such reviews or is otherwise unwilling to complete the reviews for Lessor, in which case Lessor will choose an environmental consulting firm reasonably acceptable to Lessee. Lessee shall reimburse Lessor for any cost and expense of such review.

          (e) Lessee will within forty-five (45) days of the close of each fiscal quarter deliver to Lessor a compliance report covering the Total Debt Service Coverage Ratio in effect at the end of each fiscal quarter certified by the chief financial officer of Lessee.

     19. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule:

          (a) Lessee has full power, authority and legal right to enter into and to perform its obligations under this Lease and all related documents (collectively the "Documents"), is in good standing under the law of its jurisdiction of incorporation and is duly qualified to do business and in good standing wherever necessary to carry on its present business and operations, including the jurisdictions) where the Equipment is or is to be located.

          (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements of Lessee, enforceable against it in accordance with their terms.

                                                                  EXHIBIT 10(oo)


          (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality, or any person, with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

          (d) The entry into and performance by Lessee of its obligations under the Documents will not (1) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (2) result in any breach of, constitute a default under or result in the creation of any Lien, pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Lessee is a party.

          (e) There are no suits or proceedings pending or threatened in any court or by any governmental agency against or affecting Lessee, which, if adversely determined, would have a material adverse effect on the ability of Lessee to fulfill its obligations under this Lease or its financial condition or prospects.

          (f) Each balance sheet, profit and loss statement, and cash flow statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such balance sheet, profit and loss statement, and cash flow statement, there has been no material adverse change in the financial condition or prospects of Lessee.

          (g) The Equipment will at all times be used for commercial or business purposes.

     20. NEGATIVE COVENANT: (a) Without Lessor's prior written consent, Lessee shall not mortgage, encumber or otherwise create any other Liens whatever (except Lessor's Liens, if any) against Lessee's property upon which the Equipment is located at the Sheldon Industrial Facility.

          (b) Without Lessor's prior written consent, Lessee shall not use the Equipment and the Sheldon Industrial Facility for anything other than primarily a pipe inspection, storage and cleaning facility, which is its current use as of the date of this Lease.

     21. MISCELLANEOUS, JURY WAIVER, GOVERNING LAW, JURISDICTION, VENUE: (a) Nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment leased hereunder except as a lessee. Should Lessor permit the use of any Equipment beyond the specified Term thereof, the obligations of Lessee hereunder shall continue (including the obligation to pay the Basic Rent at the highest rate applicable during the Term with respect thereto) and such permissive use shall not be construed as renewal of the Term thereof nor as a waiver of any right or continuation of any obligation of Lessor hereunder. Lessee's obligations pursuant to Sections 10, 11, 12, 13 and 14 shall survive the expiration or earlier termination of this Lease and Lessee shall remain liable therefor. Equipment shall at all times remain personal property of Lessor notwithstanding any affixation to the real estate.

          (b) The Equipment subject hereto is and at all times shall be and remain the sole and exclusive property of Lessor, and Lessee shall have no right, title or interest therein or thereto, except as expressly set forth in this Lease. As a precaution, Lessee hereby also grants hereto, Lessor a first priority continuing lien and security interest in the Equipment subject thereto and the proceeds thereof to secure any obligation of Lessee under this Lease, each Schedule hereunder, any other agreement between Lessor and Lessee. Lessee further agrees that Lessee's obligations hereunder are additionally secured by all security interests, liens and encumbrances heretofore, now or hereafter granted by Lessee to Lessor under any instrument, whether or not related to this Lease. Lessee agrees to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, or notifying of the interest of Lessor in the Equipment upon request of, and as determined by, Lessor. Lessee hereby specifically authorizes Lessor to file financing statements not signed by Lessee (with copies to Lessee) or to execute same for and on behalf of Lessee as Lessee's attorney-in-fact, irrevocably and coupled with an interest, for such purposes.

                                                                  EXHIBIT 10(oo)


          (c) To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a lessee by such applicable law (including but not limited to Article 2A of the UCC) to: (i) cancel this Lease;
(ii) repudiate this Lease; (iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) a security interest in the Equipment in Lessee's possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease;
(viii) accept partial delivery of the Equipment; (ix) "Cover" by making any purchase or lease of, or contract to purchase or lease, Equipment in substitution for that due from Lessor; (x) recover any general, special, incidental or consequential damages, for any reason whatsoever; and (xi) obtain specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Section 16 of this Lease or which may otherwise limit or modify any of Lessor's rights or remedies under Section 16.

          Any action by Lessee against Lessor for any default by Lessor under this Lease, including breach of warranty or indemnity, shall be commenced within one (1) year after any such cause of action accrues. LESSOR AND LESSEE EACH
                                                      ----------------------
WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN
---------------------------------------------------------------------------
RELATION HERETO.
---------------

          (d) All notices hereunder shall be in writing and shall be sent by hand, by overnight courier or by certified or registered mail, return receipt requested, to each party at its address set forth below, as such address may be changed by such notice. All notices shall be deemed given when received, when delivery is refused or when the same are returned for failure to be called for.

          (e) If Lessee fails to perform any of its obligations hereunder Lessor may, but shall not be obligated to, perform the same (without such performance constituting a cure or waiver of Lessee's failure to so perform) and Lessee will on demand reimburse Lessor for all its costs and expenses incurred in connection therewith.

          (f) THIS LEASE AND THE RIGHTS AND OBLIGATION OF THE PARTIES HEREUNDER
              -----------------------------------------------------------------
SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
-------------------------------------------------------------------------
INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF
-----------------------------------------------------------------------
CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND
---------------------------------------------------------------------
PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT OR THE STATE OF
------------------------------------------------------------------------
INCORPORATION OR PRINCIPAL PLACE OF BUSINESS OF THE LESSEE.  LESSEE (i) CONSENTS
--------------------------------------------------------------------------------
AT LESSOR'S ELECTION AND WITHOUT LIMITING LESSOR'S RIGHT TO COMMENCE AN ACTION
------------------------------------------------------------------------------
IN ANY OTHER JURISDICTION, TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURTS
--------------------------------------------------------------------------------
(FEDERAL, STATE OR LOCAL) SITUATED IN COOK COUNTY, ILLINOIS; (ii) WAIVES ANY
----------------------------------------------------------------------------
OBJECTION TO IMPROPER VENUE AND FORUM NON CONVENIENS; AND (iii) CONSENTS TO
---------------------------------------------------------------------------
SERVICE OF PROCESS BY CERTIFIED MAIL, POSTAGE PREPAID, TO LESSEE AT ITS ADDRESS
-------------------------------------------------------------------------------
AS SET FORTH HEREIN, WHICH SERVICE SHALL BE DEEMED COMPLETE WITHIN TEN (10) DAYS
--------------------------------------------------------------------------------
AFTER THE DATE OF MAILING THEREOF.  If any provision of this Lease shall
----------------------------------
contravene or be invalid under applicable law or regulation, such contravention or invalidity shall not affect the entire Lease, the provisions held to be invalid to be deemed deleted or modified and the Lease interpreted and construed as though such invalid provision or provisions were not part hereof or conformed thereto.

          (g) This Lease and each Schedule constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces any prior or contradictory representations, warranties or agreements by Lessor and Lessee. Unless set forth in a Schedule or Rider hereto, signed by an authorized manager of Lessor, Lessee shall have no right to purchase or otherwise acquire title to or ownership of any Item of Equipment. No agent or employee of any supplier or manufacturer is authorized to bind Lessor to this Lease or any Schedule, or to waive, alter or add to the terms and conditions printed herein and in any Schedule. This is a

                                                                  EXHIBIT 10(oo)

non-cancelable Lease and Lessee's obligations hereunder are absolute and unconditional. This Lease, any amendments to, variations or modifications of this Lease, any waiver of its provisions or conditions, any consent hereunder and all Schedules shall not be valid unless in writing and signed by an authorized officer or manager of Lessor.

                                                            ____________________
                                                             [LESSEE'S INITIALS]


          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the 18th day of December, 1995.

HELLER FINANCIAL LEASING, INC.           TUBOSCOPE VETCO INTERNATIONAL INC.

By:  /s/  WALTER R. SCHOULTZ             By:  /s/ WARREN E. MOORE
     -----------------------                  -------------------

Name: Walter R. Schoultz                 Name: Warren E. Moore

Title:  Vice President                   Title:  Assistant Treasurer

Address:  500 West Monroe Street         Address:  2835 Holmes Road
          Chicago, Illinois 60661                  P.O. Box 808
          Attn: CEFD Central Region                Houston, Texas 77001

Facsimile No.: 312.441.7519              Facsimile No.: 713.799.5227